Exhibit 99.1

Ocean Power Technologies Announces Second Quarter Fiscal 2022 Results

Investor Conference Call and Webcast on December 15, 2021, at 9:00 A.M. ET

MONROE TOWNSHIP, N.J., December 14, 2021 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced financial results for its second quarter, ended October 31, 2021.

Business Highlights

●	Revenues grew to $247,000 in the second quarter of Fiscal Year 2022 compared to $118,000 for the second quarter of Fiscal Year 2021, driven by growth in Strategic Consulting Services as the Company further integrates the February 2021 acquisition of 3Dent Technology, Inc.
●	Entered strategic partnerships with software and robotics developers Greensea and Fathom5 to advance the development of the Company’s proprietary next-generation Maritime Domain Awareness Solution (“MDA”) platform.
●	Conducted offshore MDA testing off the coast of New Jersey with positive results for OPT’s continued development of this leading-edge solution.
●	Subsequent to quarter-end, and as previously announced, the Company completed its acquisition of Marine Advanced Robotics (“MAR”) on November 15, 2021, expanding OPT’s commercial offering into autonomous vehicles for maritime data services.

Management Commentary – Philipp Stratmann, OPT’s President and Chief Executive Officer

“We had another quarter of progress executing our strategy to become the global leader in data- and power-as-a-service within our oceans and seas. We are reinforcing the building blocks of our services’ technology design, including static data capture through our PowerBuoy® platforms, as well as autonomous vehicles through our acquisition of Marine Advanced Robotics. We also partnered with experienced developers to bolster our proprietary Maritime Domain Awareness platform that will feature advanced analytic capabilities and military-grade cybersecurity. We believe this will result in larger MDA project scoping and a strong subscription business.”

Financial Highlights

●	Revenues – increased to $247,000 for the second quarter of Fiscal Year 2022, compared to $118,000 for the second quarter of Fiscal Year 2021, due to additional strategic consulting services.
●	Engineering and product development costs – increased $2.0 million from the second quarter of Fiscal Year 2021 to the second quarter of Fiscal Year 2022. This was mainly due to costs related to OPT’s Greensea and Fathom5 MDA project.
●	Selling, general, and administrative (SG&A) costs – increased by approximately $200k from the second quarter of Fiscal Year 2021 to the second quarter of Fiscal Year 2021. The Company continues to manage its SG&A costs closely.
●	Net loss – based on the above activity, the Company had a net loss of $5.2 million for the second quarter of Fiscal Year 2022 compared to a net loss of $3.0 million for the second quarter of Fiscal Year 2021.

Balance Sheet and Cash Flow

●	Total unrestricted cash and cash equivalents were $72.6 million as of October 31, 2021.
●	Subsequent to quarter-end, the Company closed on the previously announced MAR acquisition in a cash and stock deal. This included $4.0 million of cash and $7.0 million of stock at closing.
●	Net cash used in operating activities for the first six months of Fiscal Year 2022 was $10.4 million, as compared to $5.7 million for the first six months of Fiscal Year 2021.

Conference Call & Webcast

As announced on November 9, 2021, OPT will host a conference call and webcast to review its financial and operating results on Wednesday, December 15, 2021, at 9:00 A.M. Eastern Time. Investors, analysts, and other interested parties may access the conference call by:

●	877-407-8291 (toll-free in the U.S.)
●	201-689-8345 for international callers
●	Webcast link via the Company’s website at www.OceanPowerTechnologies.com/investor-relations

A digital replay will be available by telephone approximately two hours after the call’s completion and until March 14, 2022. Access by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID#13694019. The archived webcast will also be available on the OPT website investor relations page.

About Ocean Power Technologies

OPT aspires to transform the world through durable, innovative, and cost-effective marine energy, data, and service solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote maritime and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and offshore wind. The Company is headquartered in Monroe Township, New Jersey. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that has been filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	October 31, 2021	April 30, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,630	$83,028
Restricted cash, short-term	384	384
Accounts receivable	180	350
Contract assets	325	190
Other current assets	560	487
Total current assets	74,079	84,439
Property and equipment, net	360	406
Intangibles, net	262	274
Right-of-use asset, net	897	1,036
Restricted cash, long-term	222	222
Total assets	$75,820	$86,377
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$277	$687
Accrued expenses	1,576	1,881
Contract liabilities, current portion	117	-
Right-of-use liability, current portion	327	347
Litigation payable	-	1,224
Liability classified stock awards	60	60
Warrant liabilities	-	-
Paycheck protection program loan- current	-	495
Total current liabilities	2,357	4,694
Paycheck protection program loan, less current portion	-	396
Right-of-use liability, less current portion	690	819
Total liabilities	3,047	5,909
Commitments and contingencies (Note 15)
Stockholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-
Common stock, $0.001 par value; authorized 100,000,000 shares, issued and outstanding 52,478,011 shares	52	52
Treasury stock, at cost; 21,040 shares	(338)	(338)
Additional paid-in capital	316,389	315,821
Accumulated deficit	(243,191)	(234,896)
Accumulated other comprehensive loss	(139)	(171)
Total stockholders’ equity	72,773	80,468
Total liabilities and stockholders’ equity	$75,820	$86,377

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended October 31,		Six months ended October 31,
	2021	2020	2021	2020

Revenues	$247	$118	$519	$287
Cost of revenues	300	216	723	550
Gross profit/(loss)	(53)	(98)	(204)	(263)

Operating expenses:
Engineering and product development costs	3,082	1,063	5,053	2,315
Selling, general and administrative costs	2,050	1,841	4,958	3,828
Total operating expenses	5,132	2,904	10,011	6,143
Operating loss	(5,185)	(3,002)	(10,215)	(6,406)

Interest income, net	19	8	38	20
Other expense, net	-	(33)	-	(33)
Gain on extinguishment of PPP loan	-	-	891	-
Foreign exchange gain/(loss)	(5)	3	(5)	10
Loss before income taxes	(5,171)	(3,024)	(9,291)	(6,409)
Income tax benefit	-	-	1,041	-
Net loss	$(5,171)	$(3,024)	$(8,250)	$(6,409)
Basic and diluted net loss per share	$(0.10)	$(0.15)	$(0.16)	$(0.36)
Weighted average common shares used to compute basic and diluted net loss per share	52,460,223	20,090,000	52,459,122	17,883,666

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six months ended October 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(8,250)	$(6,409)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange gain	5	(10)
Depreciation of fixed assets	70	73
Amortization of intangible assets	12	-
Amortization of right of use asset	139	105
Gain on extinguishment of PPP Loan	(891)	-
Stock-based compensation	547	223
Loss on disposal of property, plant and equipment	-	2
Changes in operating assets and liabilities:
Accounts receivable	170	105
Contract assets	(135)	154
Other assets	(73)	(499)
Accounts payable	(410)	(72)
Accrued expenses	(305)	812
Change in lease liability	(147)	(110)
Contract liabilities	117	(56)
Litigation Payable	(1,224)	-
Net cash used in operating activities	(10,375)	(5,682)
Cash flows from investing activities:
Purchase of property, plant and equipment	(24)	-
Net cash used in investing activities	(24)	-
Cash flows from financing activities:
Proceeds from Paycheck Protection Program Loan	-	890
Proceeds from loan payable	-	467
Payment of loan payable	-	(117)
Proceeds from stock option exercises	21	-
Proceeds from issuance of common stock- Aspire financing net of issuance costs	-	3,241
Proceeds from issuance of common stock- AGP At The Market offering, net of issuance costs	-	6,094
Net cash provided by financing activities	21	10,575
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	27
Net (decrease)/increase in cash, cash equivalents and restricted cash	(10,398)	4,920
Cash, cash equivalents and restricted cash, beginning of period	83,634	10,930
Cash, cash equivalents and restricted cash, end of period	$73,236	$15,850

Supplemental disclosure of noncash operating activities:
Prepaid financing costs reported in accrued expenses	$-	$49